UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                            FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            The Stadium Communities, Incorporated
   (Exact name of registrant as specified in its charter)


                        California
        (State or other jurisdiction of incorporation)


                      Does Not Apply (DNA)
   (Primary Standard Industrial Classification Code Number)


                           330811065
           (I.R.S. Employer Identification Number)


                 Donald Dean Carlson, Owner/Designer
                    The Stadium Communities, Inc.
                         3748 Virden Avenue
                     Oakland,  Ca.  94619-1537
                           510/531-1036
     (Address, including zip code, and telephone number, Box - Delivery of prospective to be made --- no.


Calculation of Registration Fee - boxes

1. Title of Each Class of Securities to be Registered - common

2. Amount (number) to be registered - 2,000,000

3. Proposed Maximum Offering Price Per Unit - Not Known @this time (NK@TT)

4. Proposed Maximum Aggregate Offering Price - (NK@TT)

5. Amount of Registration Fee - $0.00



                              THESIS(c)
                        (Executive Summary)

The United States of America has been at war or on a war-footing for seventy plus years. There is no benefit of war other than, of course, to protect what we consider to be most valuable, that is our nation, America-- beautiful America.

During this time it is fair to say that we have neglected much of what our nation has been established to promote; a constitutional democracy.
  As President Lincoln so aptly stated, "The last best hope of the world" and defining our citizenship -- " -- a government of, by, and for the people." = We as a nation are the most revolutionary country in the history of the world and are more revolutionary @this time than ever before as we live out our founding father's mandate - a citizen self-governing nation = we are the government.

While in this war setting, our social well-being in economics, employment, education, environment, and esthetics, have not had the proper attention in which to flourish.

Now that we are no longer in or at war, i.e., the 'cold' war is no more: We can now address what makes us so appealing as a nation to others from around the world. Were we to choose a symbol for our cities, we could choose The Statue of Liberty. Our cities are as open as our nation has been to those who want to live here and improve their quality of life in one of THE STADIUM COMMUNITIES.

Thus, we believe the best manner in which to fully address our country's needs at this time is to build new cities around an older community; possibly Carmel, California or Kewanee, Illinois and many others.

Building new cities is nothing new but for our country what we plan to do will be avante garde. We believe this is the best time in which to address such an opportunity and in most respects - such a great need.

Being an 'open' society - one in which we have the constitutional guarantees in association -- we believe through the implementation of building new cities with THE STADIUM
COMMUNITIES; we provide a fresh choice in city living for this and future generations.

        Trademarked THE STADIUM COMMUNITIES, July, 1996(5756)
              (c) Copyright Donald Dean Carlson, Owner
        Post Office Box 4371 Berkeley, California 94704-0371
__________________________________________________________

Incorporation: ElToro,  California, Inc., The United States of
 America

Making it known, The Stadium Communities, Inc. has incorporated the former ElToro Marine Base/Air Station as a new city ---

Donald Dean Carlson, resident #1 = founding member The
 Chartering Commission for ElToro, California = staking this city for it's prospective resident/citizens.

Voting as a 'Member of One' this is the City Charter---

1.  Following the tenets of The League of California Cities --
  'Making California a better place to live in through our
 cities'           475 cities with ElToro, Inc. becoming #476

2. Charter: Ascribing to the Thesis/Executive Summary, The
Stadium Communities, Inc.

3. City Government:  Mayor/Council/Commission/Municipal Courts
Form of government with members elected by district (8)/one member per district.

The Mayor elected @large.

Commissions are as follows with more added as found necessary by the commissioners or citizens @large ---

Education

Elections

Public Health

Public Safety/Police & Fire as a composite of one

Parks & Recreation

Judicial

Judicial Review

Consumer

Chamber of Commerce

Development

                                ***

In the formative stages of the city each commission develops it's own rules & regulations and submit to the council for ratification.


Compiled/Ratified this day,  December 21, 2000

____________________________________________________________

                       San Francisco East

                          Dimensions

Hayward on the South - East to the environs of Livermore

Livermore North to the environs of Oakley

Oakley West to the environs of Rodeo


Making it known property owners in this area, in association with The Stadium Communities, Inc., associate to build SanFrancisco East with the thought that through planning we provide metropolitan living on the East Bay in the above described environ.

As organized property owners in conjunction with The Stadium
 Communities, Inc. plan out 'SanFrancisco East' making it known that through proper planning - using SanFrancisco as a model - we do as SanFrancisco could have done should they have know of our planning processes.


Compiled/Ratified this day,  December 21, 2000


      To:   Bill Jones, Secretary of State

            State of California

            1500 11th Street

            Post Office Box  944260

            Sacramento,  California  94244-2600

Re.:   Incorporation of 'Antelope Valley', County of LosAngeles,
State of California, The United States of America

                            ***

      May It Be Known---

On this day, January 9, 2001 property owners in Los Angeles
 County; residing in unincorporated areas of said county within the following parameters -

                     'Antelope Valley'

                            ____

By invitation with & by Donald Dean Carlson, Owner/ Designer/
 Builder - The Stadium Communities, Inc.---

      Do hereby begin the processes of incorporating /embarking on a 'settlement plan' in corporation with The Stadium
 Communities, Inc. =

Descriptive Planning to build --


      'Antelope Valley' - a Stadium Community


  around and  with non-incorporated cities in the said area.

                            ___

Entered this day re. Special Filings with The Secretary of State, State of California, The United States of America

                       January 9, 2001

December 26, '00  12:20p  Berkeley,  California

To:   Secretary of State State of California
From: Donald Dean Carlson, Owner/Designer/Builder - The Stadium
Communities, Inc.
            Post Office Box 4371
            Berkeley,  California  94704-0371

            Office:
            3748  Virden Avenue
            Oakland,  California  94619-1537
Subject:  Incorporation,  ElToro,  California
Re.:  Securities & Exchange Commission
Incorporation:  ElToro,  California,  Inc., The United States of
 America
                                                    ***
Making it known, The Stadium Communities, Inc. has incorporated the former ElToro Marine Base/Air Station as a new city ---

Donald Dean Carlson, resident #1 = founding member The
 Chartering Commission for ElToro, California = staking this city for it's prospective resident/citizens.

Voting as a 'Member of One' this is the City Charter---

1. Following the tenets of The League of California Cities -
'Making California a better place to live in through our cities' 475 cities with ElToro, Inc. becoming #476

2. Charter:  Ascribing to the Thesis/Executive Summary, The
 Stadium Communities, Inc.

3. City Government:  Mayor/Council/Commission/Municipal
Courts form of government with members elected by district
(8)/one member per district.

The Mayor elected at-large.

Commissions are as follows with more added as found necessary by The commissioners or citizens at-large ---

Education

Elections

Public Health

Public Safety/Police & Fire as a composite of one

Parks & Recreation

Judicial

Judicial Review

Consumer

Chamber of Commerce

Development

                                ***

In the formative stages of the city each commission develops it's own rules & regulations and submit to the council for ratification.


Compiled/Ratified this day, December 26, 2000  12:45p
 Berkeley,  California


            PART I - INFORMATION REQUIRED IN PROSPECTUS

Addendum - Item 4 - Use of Proceeds

Future Investors & Philanthropists of America Business
Fraternity at The University of California, Berkeley, Chapter
 One

As the thought-processes for this student-business-fraternity in-association-with The Stadium Communities, Inc.
are solidified we will then be in the position to introduce this concept of business-fraternity-living to universities throughout the land.

The Covenant of the Members: Not be consumed by conspicuous consumption and graduation from/stay in school, thus putting them in the best socially-conscious position of philanthropy while in college/ i.e. before the funds flow correctly.

There are many "Bill Gates" types in our universities and by the corporate assistance to help these budding entrepreneurs in their business interests - they will stay in school.


Think of how much more Bill Gates might have done had he graduated?

The audacity of the question is of course amazing in itself but surely we can properly address the good impatience of our current crop of entrepreneurs re. 'The Future Investors & Philanthropists of America' and provide them with the investment capital they need to see their business plans worked out properly, thus - keeping them in school.

What a wonderful assignment we have in this student business fraternity venture.

Possibly Fortune 500 corporations, or "wanabes", can sponsor each fraternity, thus having an edge on the students' developed-in-school loyalties.

Also, this undergraduate business fraternity/sorority assists us/me in the research for building the corporation.

Housing/Fraternity & Sorority Houses - Members will own their own quarters; whether it be a room or suite of rooms - which they sell upon their matriculation, thus recovering part of their education expenses. (The parents will like this)

Cost:  Based on the market each house will cost one-million
 dollars plus the refurbishing and code compliance re. Fire-safety and furnishings double this amount = add an additional two million dollars to capital assets

              = 18,000,000 dollars startup costs

Item 5 - Determination of Offering Price

October 19, 2,000 @Haas School of Business & Economics, Long's
Library

            PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 5 - Determining of Offering Price/Factor Considered

                           -History-

In the spring of '93 an executive committee of business friends assisted me in getting a proper business value-perspective re.
 the building of stadium communities which has evolved into the incorporation of --

                 THE STADIUM COMMUNITIES, Inc.
           A California Domestic Stock Corporation,
                    Registration #2112842,
                         June 30, 1998

Initially, the thought-processes revolved around the 50-square mile city with SanFrancisco's geographic size as the model.

As the objective of 50,000 population it was determined this would represent approximately 12,500 households.

With the medium income of $40,000.00 spent five-times around each year - this would give each city 2.5 billion dollars for our corporation to address commercially each year in 1993.

The corporate objective in building cities is to establish our markets for every conceivable commodity/financial/service that we know a city needs.

Being comprehensive-in-thought-processes is the best = our approach is the best. We/our corporation properly addresses every need a city-family needs re. education, employment, esthetics, environment, entertainment, ff/etc.

                                ***

With the institutional minimum purchase price of five-dollars per share in mind our minimum cost-per-share is five-dollars
 @this time.

           PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 6 - Dilution

              Common Equity Securities Registration

Issue: Substantial Disparity between the offering price and the effective cash cost to officers, directors, promoters and affiliated persons of acquired by them in transactions during the past five years.

Response:  None re. 'substantial disparity'

Donald Dean Carlson, Owner is recovering per diem costs @$80.00 per day from March, '93 - August, '00 = $190,720.00 (not a surety/stock cost) The per diem cost is a research cash cost.

And research salary of $100,000.00 per year = $645,847.00

Total Research Costs:  $836,567.00

This per diem and salary cost does not reflect 'substantial disparity' in any manner.

= No losses the past three years = no disclosure re. (a) (b) (c)
________________________________________________________________


Item 7 - Selling Security Holders

                        Security Holder:

Donald Dean Carlson - 51% of common registered stocks = 49% of registered stock offered re. public sale.

The corporation formed June 30, 1998/one-million shares offered
 @this time:

             51 Percent Retained/Owned by Mr. Carlson

49 percent to be sold as included in the Initial Public Offering or Direct Offering as determined during the 'Quiet Period'.


                   POSITION IN CORPORATION

    Owner/Builder/Designer, The Stadium Communities, Inc.

_____________________________________________________________

Item 8 - Plan of Distribution

(a) Underwriters and Underwriter's Obligation - Personally underwriten by Mr. Donald Dean Carlson, Owner/ Builder/
 Designer, The Stadium Communities, Inc.

(b)  New Underwriters - open to negotiation

( c) Other Distributions - none, other than the 51% as retained/owned by Mr. Donald Dean Carlson

(d)  Offerings on Exchange - none

(e) Underwriters compensation - none @this time = open to negotiation

(f) Underwriter's Representative on Board of Directors:
 Suggestion - there are 60 positions on The Board of Directors/ each position is sold for $75,000.00 per year = the proceeds of which are used in The Research & Development which gives the corporation 4.5 million dollars to be used for research and research purposes, i.e research ranch development in Carmel Valley, California.

Thus, each person/corporation (i.e. Fortune 500/Institutions) then has one representative per 75k dollar investment.

1,500 shares @five-dollars each = 75k dollars each year for each position on The Board of Directors.

(g) Indemnification of Underwriters: As the principal owner of common stock Mr. Donald Dean Carlson is primarily responsible for all indebtedness which there shall by policy be none. Capital assets, re. real-estate purchases for corporate purpose, i.e. Corporate Business Ranch site/ Research & Development in Carmel Valley; Corporate Campus in Irvine, California; and Future Investors & Philanthropists of America Student Business Fraternity/ sorority' physical accommodations in Berkeley, California; give the corporation any stability re. land market-values.

The Intellectual Property as evidenced by corporate employees is our main asset.

(h) Dealer's compensation: Capital Assets @this time as contracted

(i) Finders:  None @this time = as contracted

(j) Discretionary Account: Business costs as related to Research & Development as determined by a to-be-formed Board of Directors as coming from the investors re. the 60 board positions.

(k) Passive Market Making:  None known @this time

(l) Stabilization and Other Transactions: None known @this time


        PART I - INFORMATION REQUIRED IN PROSPECTUS (cont.)


Item 9.  Description of Securities to be Registered

  (a)             Registration of Capital Stock

               Title of Class - COMMON STOCK

A.  Outline:

1. Dividend Rights - As profitability is demonstrated re.
 construction profits

2. Terms of Conversion - whatever the market bears

3. Sinking Fund Provisions - one-half of proceeds , i.e. one-half used for operational expenses/one-half set aside as a cushion

4. Redemption Provisions - As marketed

5. Voting Rights - The first 90,000 shares sold each year,
@fifty-dollars-a-share, or current market value, participate in all business decisions at the corporate business retreat in Carmel Valley, California = sixty board of directors positions @75,000 dollars each each year = 4.5 million dollars for operational expenses re. the Research & Development Department.

6. No cumulative voting re. board business decision = only those present vote/i.e. no proxy voting

7. Liquidation rights as determined by the exchanges listed on.

8. Preemption Rights: None if violating insider-trading regulations

9. Liability --- none/no special provisions re. employees/ friends/ relatives, etc.

10.  No restrictions

11.  No discrimination


B. Rights of Holders - none @this time beyond The Board of
 Directors' Voting Rights

C.  Preferred Stock Registration - none @this time

D.  Does not apply @this time

E.  Does not apply @this time


  (b)  Debt Securities - none @this time

________________________________________________________________

Item 10.  Interests of Named Experts and Counsel

None @this time

________________________________________________________________

Item 11.  Information with Respect to the Registrant

               THE STADIUM COMMUNITIES, Inc.

    A State of California Domestic Stock Corporation
               Registration Number 2112842

(a) General Development of Business  (229.101)

A.  Incorporation Date:  June 30, 1998

B.  Federal Employer Tax Identification Number:  330811065

C.  Subsidiary:  Laguna Beach Company,  Laguna Beach, California


(1)   Description of Development:

Year(s) of Organization:  June 30, 1998 - November 3, 2000

Form of Organization:  State of California Incorporation


(2)  Filing Form S-1  November 3, 2000

Not subject to reporting requirements as no revenues received

(A) does not apply

(B) --plan of operation for the remainder of fiscal year/
 November, 00 - June, '01 and the first six months re. Fiscal year #3 July 1-December, '01

Research & Development Department established in Carmel Valley,
 Ca.

(1) -necessary to raise additional to meet the expenditures required to operate the business/Yes --

purchase of capital assets/property to function correctly:
Possibly a thirty-three million dollar property in Big Sur, California adjacent to Carmel Valley to serve as the corporate business retreat site.

(2) Explanation of material product (new city sites secured) re. The Stadium Communities, Inc. Plan of Development -

 The Central Valley & Gold Country,  The State of California
 The new city, ElToro, California, Inc. and others as plans developed


(3)  Anticipated material acquisitions

1.  Research Office Facility - Carmel Valley,  California

    approximately 750k dollars


2.  Equipment

    fifty-thousand dollars


3.  Research Staffing

    two-million dollars (@least - probably much more)


4.  Support personnel

    thirty/cost to be determined


  (b)  Complete/Detailed Financial Information

     to be determined in the process of R&D


  (c)  Narrative Description of Business - next after lunch


Item 11. Information with Respect to the Registrant (cont.)


   (3)  Anticipated material acquisitions

1.  Research Office Facility - Carmel Valley,  California

   approximately 750k dollars


2.  Equipment

   fifty-thousand dollars


3.  Research Staffing

   two-million dollars (@least - probably much more)


4.  Support personnel

    @least thirty/cost to be determined


(b)  Complete/Detailed Financial Information

    to be determined in the process of R&D


(c)  Narrative Description of Business

1. Business Done - research/brain-storming re. need and feasibility of a corporation whose design and building is focused on the historical probability of an increase in population growth and in the historical context of The United States of America re. both growth and the appeal re.
immigration = we are indeed wise to have done the seven plus years of research, '93 - '00.

"It is indeed amazing how 'luck' favors the prepared" and prepared we are.

2.  Business intended - continue.  As has been said --

             "Money handled properly flows."

a. We begin with the 'trickle' re. attended costs re. The
b. Reseach & Development Department, Carmel Valley; and concurrently with The Corporate Campus, Irvine and Facilities for 'The Future Investors & Philanthropists of America'
Cal Chapter - Berkeley/all here in The Golden State -
 California.

Reservoirs will be built along the business-way to assure the flow of funds are internally well-regulated, thus providing for financial contingencies generated by the securing of our city sites beyond the building of our first---

                    'ElToro,  California, Inc.'

from the mouth of The Central Valley - SanFrancisco/SanPablo Bay area to the far-reaches re. both ends of the valley, i.e.
Redding and Bakersfield.

The foothills on both sides of this expansive valley/ 800-1k foot elevation/ has the most exquisite climate in the world. Yes. In the winter this elevation is above the valley fog and in the summer above the valley heat = a mean temperature of approximately 50 degrees.

My wife's and my, initial construction in Shingle Springs, proved not only the suspected elegant climate but also the benefit of restoration re. climax vegetation in the immediate proximity of our home site = the most luxurious display of flowers imaginable.

And the ENTIRE valley will emerge as our initial building site so aptly proved ---

          'There is still gold in them thar hills!!'

not only in the gold but in the living environment of excellence. We know it. We have proven it. = Now we do the master-plan for the entire valley.

The United States of America' history and reputation and the need for the employed properly fitting the New Economy
employment needs here in California and the rest of the country
 --


        'New Cities for The New Economy'

                 'Virtual Cities'

          'Beautiful Cities Movement,  II'

specifically --

  'ElToro,  California, Inc., The United States of America'

We cannot afford not to.


  b. Subsidiary - Laguna Beach Company, Laguna Beach, California
Southern California is not excluded in any way re. our plans.

Laguna Beach is the most exquisite beach city in the country if not the world.

                      'Undevelopment'

is the objective re. The Stadium Communities, Inc. for this fair artist colony.

From the Laguna Hotel south to Aviso Beach as cleared is easily the Riviera of California.

Should we just come upon this beach and the natural thought arises --

"How can we see this beach settled and @the same time preserved?"

how would we do it? This is our thinking for this our first subsidiary. The town itself is the wealthiest per capita of the world's cities. To adapt/undevelop this area for restoration and at the same time prepare the city for the influx of the young couple who want to raise their children in this beach environment.

We can do this. It will be exciting as our R & D dept comes up with the marketable plan. There is no spot on earth more marketable than Laguna Beach; if properly approached.

FINANCIAL STATEMENTS/ re. the corporate planning will be deposited with The SEC as determined by the Board of Directors as presented to them by The R&D department as addendums re.
this IPO

                              &

this only prepares us for our main focus where 70% of the country's population and commercial interests currently lie - east of the Mississippi River = what we do here in California prepares us to address the city-needs of our country in the east.

We prove our point here in California then go east = a complete reversal of Horace Greeley's' statement --

              "Go west young man go west!!"

Ours will be --

              "Go east young man go east!!"

= going with the flow that doesn't flow. If they were coming to California they would have by now = again, we prepare to serve the east by what we do here in California.

The question may arise re. the plan in California --

"If the ultimate plan is development in the east - how will we see the work in California succeed?"

Reply: Easy. The history of California still attracts from around the world the person uneasy with their current living environment whether it is any country of the former Soviet bloc or the emerging third-world citizen.

We can and will market our cities worldwide = attract anew the immigrant to our golden shores of California

                              &

this prepares us for the ultimate expression of well-being as we prepare do to economically in the world's greatest properly untapped continent ---

                           AFRICA

What we invest in here in California and east will be mirrored and properly invested in Africa.

This continent has been improperly fawned over for centuries.

We now address the ingredients for infrastructure which are reproduceable any place in the state/country/world.

The New Economy properly addresses what needs to be addressed --

                        THE CONSUMER

               'Life as it can/should/ought--'

to be is our historical and now economical realization in city-life as city-life is to be --

          SAFETY WITHOUT QUESTION - safety without question

in upper or lower case is indeed marketable.

The Stadium Communities, Inc. planned cities are the best and remarkably architecturally distinct re. each culture and geographical consideration =

    "THE STRONGEST of CORPORATIONS for the STRONGEST of CITIES!"


The New Economy places the proper value on the intellectual property of the world's citizen. Properly addressed, each citizen has this opportunity to experience 'ownership' in our cities.

                              **

                (b) Description of Property

1. Research & Development/Corporate Business Retreat,  Carmel
 Valley, California

= capital asset

Current properties available 650k - 34m dollars


2. Future Investors & Philanthropists of America (FIPA)/Cal
 Chapter

= capital asset

Current properties available - 1m - 3m dollars not including moving, refurbishing, rebuilding costs. Student living quarters in the city of Berkeley are known to be notoriously unsafe, i.e. students dying in fires. Our chapter houses will be the ultimate in safety and architecturally the classiest.

Each student will own their living quarters whether it be a room or suite of rooms. @the time of their matriculation, through transfer or graduation, the FIPA member then puts their quarter up for sale to other members, thus recovering some of their educational costs.

Economically, this is revolutionary and I can think of no better university campus in which to inaugurate such a revolution.

                              &

this is only a foundational aspect of the economic revolution for 'Cal'

Haas School of Business & Economics hosts an annual ---

                  'Business Plan Competition'

Analysis of Last Year's Competition: 89% were graduate student or alumni and 11% undergraduates.

FIPA's Business Plans are open to 100% undergraduates = keep the budding Bill Gates' in school as nurtured by The Stadium
 Communities, Inc. student business fraternity/FIPA.

As the fraternity/sorority leadership settle in on a submitted plan the corporation then includes the plan in the city plans = we submit the student business plan to the venture capitalist who already has an equity share in The Stadium Communities, Inc., thus assuring the student their business ideas/ventures can begin in college and @the same time they complete their education path as planned and not drop our like Mr. Gates did.

                              **

    (c) Legal Proceedings - none

    (d) Market Information



        PART I - INFORMATION REQUIRED IN PROSPECTUS
Item 11.  Information with Respect to the Registrant (cont.)

   (d) Market Price of and Dividends/Common Equity


                       MARKET INFORMATION

1.  Principal United States Markets/(Choices)

                          NASDAQ

   'National Association Securities Dealers Automated
 Quotations'


                           NYSE

              'New York Stock Exchange, Inc.'


                           CSE

             'Chicago Stock Exchange, Inc.'


                           PE

                'Pacific Exchange, Inc.'

  etcetcetcetcetcetcetcetcetcetcetcetcetcetcetcetcetcetcetc

=

1. No established public trading market @this time = whoever wants to trade,
2. contact re. stock purchase ---

                 The Stadium Communities,  Inc.
           A California Domestic Stock Corporation
                  Registration Number 2112842

                        Introduction To
               CERTIFICATE OF VENTURE INVESTMENT


                           STARTUP

Objective:   Develop the plan to secure existing cities to
 incorporate with THE STADIUM COMMUNITIES,  Inc.

                             ^^^
                           HISTORY

The thought processes and research for this corporation was
 begun in Sacramento,  California - spring of 1995.
   Certificates of Venture Investment were issued at that time, which are no longer negotiable and are superceded by this document. The thesis was done during research at Illinois State University, Normal, Illinois. This is where most of my teachers in Kewanee, Illinois studied. I returned to their alma mater to get a handle on my roots/to see why I think the way I do. The thesis is the product of the time spent in the library @ISU. Awesome.

                                ^^

                         THE APPROACH

As a California Domestic Stock Corporation we offer 2,000,000 shares of stock for fifty-dollars and is our Initial Stock
Offering (ISO) re. our Initial Public Stock Offering as of
November 3, 2000

Each of the 60 positions on The Board of Directors may be purchased for $75,000.00 each year. This is 1,500 shares @fifty-dollars each and the minimum purchase = the first 90,000 share = membership on The Board of Directors with all business decisions made @the corporate retreat site, Carmel Valley, California.

Thus, our budget is $375,000,000. and will remain at this figure until we are fully operational and can approach existing cities with well-established names to reincorporate with us as a Stadium Community, i.e. Watsonville, California.

All business meetings will be conducted as business retreats at
 Pacific Grove,  California.   We peruse King Solomon's writings
 specifically The Book of Proverbs.

Should the king be alive today his wealth would represent all of our nation's wealth in our banks and savings and loan
 institutions.    I have opened King Solomon's book on Proverbs
 over 15k times.   The impression I receive is this man of
 wisdom was most concerned for  quality in relationships;
 integrity if you would.

The reason he wrote out his thoughts is this man-of-mans had hundreds of wives = how many 1,000's of sons? = The Book of Proverbs --

                        'My son ---', ---

                                 ***

Copyright, THE STADIUM COMMUNITIES,  Inc.,   June 2,  1997
 Donald Dean
Carlson,  Owner A California Domestic Stock Corporation
Registration Number 2112842

CERTIFICATE OF INVESTMENT,  The Stadium Communities, Inc.


                 The Initial Stock Offering (ISO)


Phase I:	  Establishing THE BOARD OF DIRECTORS

                          Sixty Positions


Each Position costs $75,000.00 each year = $375,000,000.00
 budget purposes to initiate our corporation

                                   ^^
                     "Time is of the essence."

                 "Dispatch is the Soul of Business"

                                   ^

   "The courage to start and the courage to take a risk make
the difference that defines a few great captains.  That does not eliminate the need for collecting data, evaluating the
 situation,  and estimating the probable outcomes.   In every
 situation, there is the moment for action. The action may involve risk and the potential for failure, but whatever action is taken should be based on the best available information and begun with the simple, courageous act of beginning."Author unknown/'96 US Army ROTC manual


Copyright, THE STADIUM COMMUNITIES,  Inc.,  June 2,  1997
Donald Dean Carlson,  Owner A California Domestic Stock
 Corporation Registration Number  2112842

CERTIFICATE OF INVESTMENT,  The Stadium Communities,  Inc.

As of November 3, 2000     Application for ---

The Stadium Communities,   Incorporated


               CERTIFICATE OF INVESTMENT

                         *Phase I
                  (first 90,000 shares)

              Initial Stock Offering (ISO)

           Establishing THE BOARD OF DIRECTORS


With:   Mr. Donald Dean Carlson,  Owner

On this day    __________________________,  2000 (5761)

I,  ________________________________________,   give as a
 Gratuitous investment of   _____________.00

@$50.00 a share securing me ____________ shares; to be used by the corporation for Research and Development to build new cities and redevelop/rebuild/flush established cities.

Through this investment I am part of THE BOARD OF DIRECTORS and secures for myself, heirs, and/or assigns 1/60th of 49% of all
proceeds of  the corporation for perpetuity.               ^^
With sixty positions to fill on the board - each position costs $75,000.00 each year.

At the time of entry an investor may secure as many positions as open.

This venture capital is given with full-knowledge that there is no guarantee of any financial return now any specific time that dividends may begin, if ever.

As profitability begins, @the time of all construction project, distribution will be made as based on time of investment and amount. Again, this is a risk venture.

Also, it is thought that through Mr. Carlson's consultation, research, and direction with the Executive Committee - of which
 I am,

as a first of 90,000 stock shares purchased, a member - the
 concept of THE STADIUM COMMUNITIES,  Inc.  - is a most
 reasonable venture.   Our population continues to grow, thus it
 is best to plan cities for new citizens to cohabit and inhabit.


CERTIFICATE OF INVESTMENT,   The Stadium Communities, Inc.

                         ^
       Should I decide to sell my position/stock the first
 option to  repurchase goes to Mr. Carlson.   Should Mr. Carlson
 decline the option to repurchase others on the board will be
 given the opportunity.   Should the board also decline the
repurchase a new purchaser from outside the board will be
sought.     A majority of the board must give final approval of
 any new stock holders/members.

                        --------------

                           Equation

        There are 60 positions for purchase on THE BOARD OF
 DIRECTORS for $75,000.00 each (1,500 shares).

                 Method & Payment of Dividend

Dividend is determined by the amount invested and times started.

Dividends will begin when the first construction is started.


The BOARD OF DIRECTORS determines all dividends.


Page  five of six,      CERTIFICATE OF INVESTMENT,   The Stadium
Communities,  Inc.

                           SIGNATURE PAGE

Send this page with your check for Check Registration,
 Certificate of Stock Registry,   and Control Number  to ----

Mr. Mark Wille, CPA
for THE STADIUM COMMUNITIES,  Inc.
1001 Dove Street, Suite 110
Newport Beach, Ca. 92600
Questions: Email MFWille@IOC.net


I am of sound mind, in agreement with this investment as far as it goes, and presents this investment of $__________________

             = ____________________ shares
( @ $50.00 per share) in venture capital to implement THE
STADIUM COMMUNITIES,  Inc..

                  Venture Investment Applicant

Name

Address

City                                Zip Code

FAX                                 Telephone

Email

Name as Stated on Stock Certificate

Witness of Transaction (wife, etc.)

                ______________________________________

For Office


Date  _________________   Received by
________________________________

                   Certified and Registered by

Registry Number/Stock Number  ___________________________________


Copyright,  THE STADIUM COMMUNITIES,  Inc.
            June 26,   1998  (5758
         Donald Dean Carlson,  Owner


CERTIFICATE OF INVESTMENT,   The Stadium Communities, Inc.

PROOF OF SERVICE BY EMAIL



Date:             2000(5761)

I,

resident of

Address

City

County                   ,   State                    Zip

FAX                                     Phone Number

Email:

                                ^^^


At City                       ,  County

State

                               ^^

Executed and E-mailed the Attached Copy of CERTIFICATE
OF INVESTMENT

To:
Mr. Mark Wille, CPA
for THE STADIUM COMMUNITIES,  Inc.
1001 Dove Street, Suite 110
Newport Beach, Ca. 92600


Signature Statement

Kindly Note:    Save/email copies of all original pages being
 sent to Mr. Wille. Your stock certificate with registry number will be returned to you promptly under certified mail.
Thank you.

Copyright,   June 26,  1998
THE STADIUM COMMUNITIES,  Inc
Mr. Donald Dean Carlson,  Owner


 IPO Disclosure Information - PART I (cont.) Nov.1, '00 entry #3

   PART I - INFORMATION REQUIRED IN PROSPECTUS (cont.)

Item 11.  Information with Respect to the Registrant (cont.)

   (e) Financial Statements

All Financial Statements shall be compiled by in accordance with accepted financial practices as and in agreement with ---

                    Mr. Mark F. Wille,
               Certified Public Accountant
                          (CPA)
         A PROFESSIONAL ACCOUNTANCY CORPORATION

As engaged RE: ENGAGEMENT LETTER

15 July,  1999


Mr. Don Carlson
The Stadium Communities
P.O. Box 4843
Mission Viejo CA 92690-4843

                  RE: ENGAGEMENT LETTER

Dear Mr. Carlson:

This letter is to confirm our understanding of the terms and objectives of our engagement and the nature and limitations of the services we provide. We will perform the following:

   + Assist in the development of internal controls for the company including a lock box system for investor funds.

        + Assist in development, so your website will qualify for "CPA Web Trust"

        +  We will provide consulting services,  tax planning
 and    accounting assistance,  as you require."

etc.


and as accepted re. CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
____________________________________________________________

State of California

County of Orange

On July 16, 1999,  before me,  JERRINE B. SORENSEN/NOTARY

personally appeared DONALD DEAN CARLSON

                           XX proved be me on the basis of
                              satisfactory evidence

Comm> # 10839986
NOTARY PUBLIC - CALIFORNIA
       Orange County
My Comm. Expires  Jan.21, 2000

_______________________OPTIONAL_________________________

 Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Title of Type of Document:  DONALD DEAN CARLSON

Document Date:  ENGAGEMENT LETTER    Number of Pages:  2

Signer (s) Other than Named Above: _____________________________

Capacity (ies) Claimed by Signer
Signer(s) name:  DONALD DEAN CARLSON
XX Individual


Signer is Representing:  Himself

with attached Mark F Wille  RE:  ENGAGEMENT LETTER

         (original certified copy available on request)

                             ***

No work performed as yet/none @this time/ will be compiled in Research & Development


   (f) Selected Financial Data

Don Carlson  Owner/Designer/Builder - THE STADIUM COMMUNITIES,
 Inc.
Friday,  December 29, 2000

To:   Secretary of State
        State of California
From:   Donald Dean Carlson, Owner/Designer/Builder - The
 Stadium Communities, Inc.
            Post Office Box 4371
            Berkeley,  California  94704-0371

             Office:
             3748  Virden Avenue
             Oakland,  California  94619-1537
Subject:  Incorporation,  SanFrancisco, East,  California
Re.:  Securities & Exchange Commission
Incorporation:  SanFrancisco, East,  California,  Inc., The
 United States of America
                                                      ***

In the formative stages of the city each commission develops it's own rules & regulations and submit to the council for ratification.


Tuesday,  December 26, '00  12:45p   Berkeley,  California

Don Carlson, Owner/Designer/Builder - THE STADIUM COMMUNITIES, Inc.

   Copyright, Donald Dean Carlson, December 27, 2000



   To:    Bill Jones, Secretary of State

          State of California

          1500 11th Street

          Post Office Box 944260

          Sacramento, California 94244-2600


   Re.:   Incorporation of SanFrancisco, East


***


   May It Be Known---


   On this day, December 27, 2000, property owners in Alemeda and Contra Costa counties; residing in unincorporated areas of said counties within the following parameters ---

   ____

   Rodeo on the North, South to Hayward South, East to Lawrence
 Livermore Laboratory, North via Vasco Road/Walnut Boulevard to
 Oakley, West to Rodeo

    ____

    By invitation with & by Donald Dean Carlson,
 Owner/Designer/Builder -The Stadium Communities, Inc.---
   Do hereby begin the processes of incorporating /embarking on a 'settlement plan' in corporation with The Stadium
 Communities, Inc. = Descriptive Planning to build --


   SanFrancisco, East - a Stadium Community

   around and possibly with non-incorporated cities in the said area.

   Entered this day re. Special Filings with The Secretary of State, State of California

                              ****

Re.: SEC EDGAR Transmission re. Incorporation with The
Stadium Communities, Inc.
 'Antelope Valley', Inc.,  Los Angeles County,  The United
 States of America


_______________________________________________


Don Carlson,   Owner/Designer/Builder  - THE STADIUM
 COMMUNITIES, Inc.

Copyright,  Donald Dean Carlson,  January 9, 2001


      To:   Bill Jones, Secretary of State

            State of California

            1500 11th Street

            Post Office Box  944260

            Sacramento,  California  94244-2600


      Re.:   Incorporation of 'Antelope Valley', County of
 LosAngeles,

State of California, The United States of America

                            ***

      May It Be Known---



      On this day,   January 9, 2001  property owners in Los
 Angeles County; residing in unincorporated areas of said county within the following parameters ---

                     'Antelope Valley'

                            ____


By invitation with & by Donald Dean Carlson,
Owner/Designer/Builder - The Stadium Communities, Inc.---

Do hereby begin the processes of incorporating /embarking on a 'settlement plan' in corporation with The Stadium Communities, Inc. = Descriptive Planning to build --


      'Antelope Valley' - a Stadium Community


around and with non-incorporated cities in the said area.

                            ___

Entered this day re. Special Filings with The Secretary of State, State of California, The United States of America

                       January 9, 2001

Don Carlson Owner/Designer/Builder - THE STADIUM COMMUNITIES,
Inc.  Tuesday, December 26, '00 12:20p Berkeley, California

To:   Secretary of State
      State of California
From:   Donald Dean Carlson, Owner/Designer/Builder - The
Stadium Communities, Inc.
            Post Office Box 4371
            Berkeley, California  94704-0371

            Office:
            3748 Virden Avenue
            Oakland, California  94619-1537
Subject:  Incorporation,  ElToro,  California
Re.:  Securities & Exchange Commission Incorporation:
ElToro, California, Inc., The United States of America
                       ***
Making it known, The Stadium Communities, Inc. has incorporated the former ElToro Corps Air Station as a new city ---

Donald Dean Carlson, resident #1 = founding member The
Chartering Commission for ElToro, California = staking this city for it's prospective resident/citizens.

Voting as a 'Member of One' this is the City Charter---

1.  Following the tenets of The League of California Cities -
   'Making California a better place to live in through our cities' 475 cities with ElToro, Inc. becoming #476

2. Charter:  Ascribing to the Thesis/Executive Summary, The
    Stadium Communities, Inc.

3. City Government:  Mayor/Council/Commission/Municipal
   Courts form of government with members elected by district
   (8)/one member per district.

The Mayor elected at-large.

Commissions are as follows with more added as found necessary
By The commissioners or citizens at-large ---

Education

Elections

Public Health

Public Safety/Police & Fire as a unit

Parks & Recreation

Judicial

Judicial Review

Consumer

Chamber of Commerce

Development
                                ***

In the formative stages of the city each commission develops it's own rules & regulations and submit to the council for ratification.


Compiled/Ratified this day, Tuesday, December 26, '00  12:45p
Berkeley, California

Topic:  'Exponential Corporate Capitalization/Valuation Policy'
= Short and Longrun Forecasting re. Reconstruction Projects
Laguna Beach, Watsonville, and Oakland, California; and
Kewanee, Illinois and The Building of New Cities --

                         THESIS(c)
      'A Private Development Agency Building New
               and Reconstructing Old Cities'
                    (Executive Summary)

The United States of America has been at war or on a war-footing for seventy plus years. There is no benefit of war other than, of course, to protect what we consider to be most valuable, that is our nation, America-- beautiful beautiful America.

During this time it is fair to say that we have neglected much of what our nation has been established to promote; a constitutional democracy. As President Lincoln so aptly stated,

         "The last best hope of the world".

While in this war setting, our social well-being in economics, employment, education, environment, and esthetics, have not had the proper attention in which to flourish as a secular nation/the first in the world.

Now that we are no longer in or at war, i.e., the 'cold' war is no more; we can now address what makes us so appealing as a nation to others from around the world.

Were we to choose a symbol for our cities, we could choose The
Statue of Liberty. Our cities are as open as our nation has been to those who want to live here and improve their quality of life in one of ---
                'THE STADIUM COMMUNITIES, Inc.'

Thus, we believe the best manner in which to fully address our Nation's needs at this time - build new cities around an older community; possibly Watsonville, Laguna Beach, and Oakland, California; and Kewanee, Illinois, and new cities re.
SanFrancisco, East and Shingle Springs, California; and others.

Building new cities is nothing new but for our country what we plan to do will be avante garde. Our reconstruction prowress will speak volumes re. restoration/renewing a city.

We believe this is the best time in which to address such an opportunity and in most respects - such a great need.

Being an 'open' society - one in which we have the constitutional guarantees in association--we believe through the implementation of building new cities with--
             'THE STADIUM COMMUNITIES, Inc.'

we provide a fresh choice in city living for this and future generations.

        (c) Copyright/Trademarked THE STADIUM COMMUNITIES, Inc.
                       July, 1995(5755)
           Donald Dean Carlson, Owner/Designer/Builder
     Post Office Box 4371 Berkeley, California 94704-0371
                  www.thestadiumcommunities.com
       'New Cities for The New Economy'

              'Virtual Cities'

       'Beautiful Cities Movement, II'


Each of my cities will be approximately 50 - 70 square miles with a starting population of 50,000.

Also --

    'Master-Planning The Central Valley/Gold Country'

              'San Francisco, East'

From the mouth of the Golden Gate into Central Valley with Redding on the north and Bakersfield on the south.

Our cities are designed 'ag' cities with the foothills hosting the residential areas/schools/businesses, etc. with the flatlands reserved for agriculture. The city limits extend to the center of the valley = reinstituting the California family-farm.

Our cities are 'entry' cities as reflected in our nation's history re. European Reformation Countries, the economics of, thus we recruit the family farmers from these countries to build our farms to feed our cities with the best in ethnic foods = superb tourist attractions which coincides with the tourist industry in California.


Kindly keep in mind that what we do here in California is
preparation to go east - east of the Mississippi River where
70% plus of our countries' population and commercial interests lie.
_________

To Facilitate this Vision of Donald Dean Carlson,
Owner/Designer/ Builder - Developer 'The Stadium Communities,
Inc.' "Builder of Fine Cities - Building & Rebuilding America" the DEVELOPMENT PHASES/PATH are Made Known --

                       INTRODUCTION

As regarding the filing of Regulation D for The State of California, September, '00 --

1,000,000 shares @ $5.00 each five-million dollars to develop the corporate plan/establish The Board of Directors as filed with The State of California Department of Corporations/'The Stadium Communities, Inc.'s, Corporate Registration Number is 212842.

Each Phase builds on the previous =

            'Successful Corporate Capitalization'

                         Phase I
            Two-Million Shares @$5.00 each


                         Phase II

            Two-Million Shares @$10.00 each


                         Phase III

            Two-Million Shares @$20.00 each

                         Phase IV

            Two-Million Shares @$40.00 each

                         Phase V

            Two-Million Shares @$80.00 each

                         Phase VI

            Two-Million Shares @$160.00 each

                         Phase VII

            Two-million Shares @$320.00 each

                         Phase VIII

            Two-million Shares @640.00 each

                          Phase IX

            Two-million Shares @$1,280 each

                           Phase X

            Two-Million Shares @$2,560.00 each

                           Phase XI

            Two-million Shares @$5,120.00 each

                           Phase XII

            Two-million Shares @$10,240.00 each


As these 24,000,000 shares of capital stock are purchased and the trading process begins @the corporate business retreat ranch in Carmel Valley, California - we establish this California Domestic Stock Corporation on our great nation's business tradition to serve this and successive generations in the best in city-living.


As each of these phases are complete we will then be well-capitalized to do as we say we will do --

                "Build and Rebuild America"

History is on our side. Where but in America could a citizen think in such a fashion?
For a time-such-as-this 'The Stadium Communities, Inc.' is hereby established.

May this undertaking clearly reflect all our founding fathers had in mind through their strategic deliberations prior to The Signing of The Declaration of Independence and may our youth pick up this envisioning of a nation and build and improve upon. "I can do better than that!!" is the most productive attitude and surely the next generation will build and improve upon our venture. This is America 'The Land of Revolution' and the revolution is more revolutionary today that ever.
____________

May 7, 2001

By:  Donald Dean Carlson, Owner/Designer/Builder - Developer
'The Stadium Communities, Inc.'  "Builder of Fine Cities -
Building and Rebuilding America:"